Exhibit 23.1

Form #51-850

Published: 3/24/2025

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form S-1 of our report dated December 23, 2024, except for Note 7 as to which the date is March 25, 2025 relating to the financial statements of Armada Acquisition Corp. II appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Morristown, New Jersey
May 14, 2025